Exhibit 10.91

CHENIERE ENERGY, INC.

FRENCH STOCK OPTION GRANT

Optionee:

I.	Grant Of French Option. As of the grant date (identified below), Cheniere Energy, Inc. (the “Company”) hereby grants a French option (the “option”) to the undersigned Optionee (the “Optionee”) to purchase the number of shares of the Company’s common stock, $.003 par value per share, identified below (the “common stock”), subject to the terms and conditions of this grant (the “grant”) and the Company’s 2003 stock incentive plan, as amended by the Addendum-France (the “plan”), which is incorporated herein in its entirety by reference. The common stock, when issued to Optionee upon the exercise of the option, shall be fully paid and nonassessable. The option is not an “incentive stock option” as defined in section 422 of the internal revenue code.

II.	Definitions and Other Terms. All capitalized terms used herein shall have the meanings set forth in the plan unless otherwise provided herein. The following capitalized terms shall have those meanings set forth opposite them:

A.	Optionee:

B.	Grant Date: , 20 .

C.	Shares subject to Options: shares of the Company’s Common Stock.

D.	Option Price: $ per share.

E.	Option Period: , 2007 through , 2017 (until 12:00 p.m. central).

F.	Exercise: The Options may be exercise for shares on the first anniversary of the Grant Date, and for shares on each subsequent anniversary of the Grant Date until fully exercisable as follows:

Date		Options Exercisable

,2007

,2008

,2009

,2010

Total

G.	Disposal: Notwithstanding the date of Exercise of the French Options, the Shares resulting, transferred or allotted on the Exercise of a French Option may not be disposed of by the Optionee before the fourth anniversary of the Grant Date, save in the following circumstances:

-	Disability;
-	Involuntary retirement, provided that the Exercise takes place at least three months prior to the date of retirement;
-	Death of the Optionee;
-	Dismissal or redundancy at the request of the Company, provided that the Exercise has taken place at least three months prior to the notification of termination.

III.	Option Period. The option period shall begin on the grant date and terminate on the day of , 20 (the “option expiration date”).

IV.	Forfeiture of options; acceleration of vesting. If Optionee’s employment with the Company or any subsidiary shall be terminated for any reason, any options not then vested shall not vest (except as otherwise provided herein), shall be forfeited back to the Company and shall be available for re-issuance under the plan; provided, however, that any such options not then vested shall vest upon (i) termination, removal or resignation of Optionee for any reason within one (1) year from the effective date of a change of control, or (ii) death or disability of Optionee. Optionee shall have six (6) months after termination from employment during which to exercise any options which are exercisable as of the date of termination whether through acceleration, as provided above, or through the vesting schedule applicable to this grant. Any options not exercised within such six-month period shall terminate, shall be forfeited back to the Company and shall be available for re-issuance under the Plan. Except as provided in Section II.G. above, Optionee shall not be entitled to dispose of the Shares resulting, transferred or allotted with respect to an option that has become exercisable in accordance with the above provisions before the expiry of the fourth year from the date of Grant. The Company shall have the right to take any action as may be necessary or appropriate to ensure that the Optionee complies with such requirement.

V.	Withholding of Taxes. Any issuance of common stock pursuant to the exercise of an option shall not be made until appropriate arrangements satisfactory to the Company have been made for payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto.

IN WITNESS WHEREOF, this Non-Qualified Stock Option Grant is executed this          day of                         , 20        .

CHENIERE ENERGY, INC.

By:
Name:
Title:

717 Texas Avenue, Suite 3100
Houston, Texas 77002-4102

Accepted and agreed this          day of                         , 20        .

“OPTIONEE”

By:
Name:
Title:
Address:

3